Exhibit 5.1

May 23, 2005	Michele D. Vaillancourt (612) 604-6681 mvaillancourt@winthrop.com

Vital Images, Inc.

5850 Opus Parkway, Suite 300

Minnetonka, Minnesota 55343

Re:                               Registration Statement on Form S-8 –

Vital Images, Inc. 1997 Stock Option and Incentive Plan and

Vital Images, Inc. 1997 Director Stock Option Plan

Ladies and Gentlemen:

We have acted as counsel to Vital Images, Inc., a Minnesota corporation (the “Company”), in connection with the registration by the Company of a total of 800,000 shares (the “Shares”) of its common stock, $0.01 par value, pursuant to the Company’s Registration Statement on Form S-8 for the Company’s 1997 Stock Option and Incentive Plan and 1997 Director Stock Option Plan to be filed with the Securities and Exchange Commission on May 23, 2005 (the “Registration Statement”).

In connection therewith, we have examined (a) the Articles of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; and (c) the Registration Statement and the Prospectus.  In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1.                         The Company has been legally incorporated and is validly existing under the laws of the State of Minnesota.

2.                         All necessary corporate action has been taken by the Company to authorize the issuance of the Shares.

3.                         The Shares are validly authorized by the Company’s Articles of Incorporation, as amended, and when issued and paid for as contemplated in the Registration Statement and Prospectus, will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.

Very truly yours,

WINTHROP & WEINSTINE, P.A.

By –	/s/ Michele D. Vaillancourt
Michele D. Vaillancourt